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                                                        EXHIBIT 10.29

                         THE FRESH JUICE COMPANY, INC.
                           35 WALNUT AVENUE, SUITE 4
                            CLARK, NEW JERSEY 07066


                                                         December 2, 1998


Jeffrey Heavirland
[Address]
[City/State/Zip]

                  Re:      Termination of Option

Dear Jeff:

                  Pursuant to the proposed transaction (the "Transaction") between The Fresh Juice Company, Inc. ("Fresh Juice") and Saratoga Beverage Group, Inc. ("Saratoga"), wherein a newly formed, wholly owned subsidiary of Saratoga will merge (the "Merger") with and into Fresh Juice, you hereby agree, to terminate immediately prior to the consummation of the Merger (the "Closing Date"), your options to purchase an aggregate of 210,000 shares of Fresh Juice common stock in exchange for the payment by Fresh Juice of the sum of $106,832 in cash on the Closing Date. If the Merger does not occur by January 31, 1999, this agreement shall be null and void.

                  Kindly indicate your acceptance of the foregoing by signing in the space provided below.

                                 Very truly yours,

                                 THE FRESH JUICE COMPANY, INC.


                                 By: /s/ Steven M. Bogen
                                     ---------------------------
                                     Steven M. Bogen
                                     Chief Executive Officer


Accepted and agreed to as of
December 2, 1998


 /s/ Jeffrey Heavirland
------------------------
Jeffrey Heavirland